UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TRYX VENTURES CORP. (Exact name of registrant as specified in its charter)
Nevada (State of incorporation or organization)	47-0930829 (I.R.S. Employer Identification No.)
314 - 837 West Hastings Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3N6 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-113663 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, without par value

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-107827, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Description
3.1	Memorandum dated December 23, 1999
3.2.	Articles of Incorporation dated December 23, 1999
4.1	Specimen ordinary share certificate
5.1	Opinion of Clark, Wilson regarding the legality of the securities being registered
10.1	Property Option Agreement, dated February 15, 2000, between Tryx Ventures, Gino Chitaroni, Brian Youngs and Tom Von Cardinal
10.2	Amended Property Option Agreement, dated February 15, 2002
10.3	Second Amended Property Option Agreement, dated July 25, 2003
10.4	Third Amended Property Option Agreement, dated February 15, 2004
23.1	Consent of John Poloni, P. Eng
23.2	Consent of Morgan & Company
23.3	Consent of Blackstone Development Inc.
23.4	Consent of Quantec Geoscience Inc.
23.5	Consent of Meegwich Inc.
24.1	Power of Attorney (contained on the signature pages of this registration statement)
99.1	Property Report prepared by John Poloni, P. Eng, dated June 22, 2001

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRYX VENTURES CORP.

/s/ Alessandra Bordon
Alessandra Bordon, President, CEO and Director
(Principal Executive Officer)
August 25, 2004